UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

SPIRIT REALTY CAPITAL, INC.

SPIRIT REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)

Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Spirit Realty Capital, Inc.	Emerging growth company	☐

Spirit Realty, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spirit Realty Capital, Inc.	☐

Spirit Realty, L.P.	☐

ITEM 8.01	OTHER EVENTS.

ATM Program

On November 13, 2018, Spirit Realty Capital, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated November 13, 2018, to its shelf registration statement on Form S-3 (Registration Nos. 333-220618 and 333-220618-01), which was filed with the SEC and became effective on September 25, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s previously disclosed “at-the-market” offering, pursuant to which the Company may offer and sell shares of the Company’s common stock from time to time to or through Wells Fargo Securities, LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc., as the Company’s sales agents (the “Agents”) pursuant to an equity distribution agreement, dated as of November 9, 2016, as amended, among the Company, Spirit Realty, L.P. and each of the Agents. An opinion of Ballard Spahr LLP with respect to the validity of shares of the Company’s common stock that may be offered and sold pursuant to this prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Reverse Stock Split

On November 13, 2018, the Company announced that its Board of Directors has approved a reverse stock split of the Company’s outstanding shares of common stock at a ratio of one-for-five (the “Reverse Stock Split”). The Reverse Stock Split is scheduled to take effect at approximately 5:01 p.m. Eastern Time on December 12, 2018 (the “Effective Time”). At the Effective Time, every five issued and outstanding shares of common stock of the Company will be converted into one share of common stock of the Company, and as a result the Company’s outstanding shares of common stock will decrease to approximately 85,695,310 from 428,476,552 (as of November 7, 2018). The par value of each share of common stock will be increased from $0.01 per share to $0.05 per share, but the number of the Company’s authorized shares of common stock will remain unchanged. The shares are expected to begin trading on a split-adjusted basis at market open on December 13, 2018. Trading in the common stock will continue on the NYSE under the symbol “SRC” but the security will be assigned a new CUSIP number.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the basis of the closing price of the Company’s common stock on the NYSE on December 12, 2018. The Reverse Stock Split will apply to all of the Company’s outstanding shares of common stock as of the Effective Time. Stockholders of record will be receiving information from American Stock Transfer & Trust Company, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking and Cautionary Statements

The attached press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws relating to, among other things, the company’s future performance. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, including the risks discussed in the Company’s most recent filings with the Securities and Exchange Commission, including its Annual Report Form 10-K and subsequent quarterly reports on Form 10-Q. All information in the attached press release is as of November 13, 2018, unless otherwise indicated. Undue reliance should not be placed on the forward-looking statements in the attached press release, which are based on information made available to the company on the date hereof. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Exhibit Description

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto)

99.1	Press Release dated November 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date November 13, 2018

Spirit Realty Capital, Inc.

By:	/s/ JAY YOUNG
Jay Young
Executive Vice President, General Counsel and Secretary

Spirit Realty, L.P. By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ JAY YOUNG
Jay Young
Manager